Exhibit 10.7

THE OFFER AND SALE OF THIS PROMISSORY NOTE (THIS “NOTE”) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF REGISTRATION OF THE RESALE THEREOF UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM, SCOPE AND SUBSTANCE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

PROMISSORY NOTE

Principal Amount: Up to $300,000	Dated as of August 1, 2024 New York, New York

StoneBridge Acquisition II Corporation, a Cayman Islands exempted company and blank check company (the “Maker”), promises to pay to the order of StoneBridge Acquisition Sponsor II LLC, a Delaware limited liability company or its registered assigns or successors in interest (together, the “Payee”), the principal sum of up to Three Hundred Thousand Dollars ($300,000) (the “Maximum Amount”) in lawful money of the United States of America, on the terms and conditions described below. All payments on this Note shall be made by check or wire transfer of immediately available funds, or as otherwise determined by Maker, to such account as Payee may from time to time designate by written notice to Maker in accordance with the provisions of this Note.

1. Principal. The principal balance of this Note shall be payable by Maker on the earlier of: (i) December 31, 2024 (the “Maturity Date”) or (ii) the date on which Maker consummates an initial public offering of its securities (the “IPO”). The principal balance may be prepaid at any time. Under no circumstances shall any individual, including but not limited to any officer, director, employee or shareholder of Maker, be obligated personally for any obligations or liabilities of Maker hereunder.

2. Interest. No interest shall accrue on the unpaid principal balance of this Note.

3. Drawdown Requests. Maker and Payee agree that Maker may request up to the Maximum Amount for costs reasonably related to Maker’s IPO. The principal of this Note may be drawn down from time to time prior to the earlier of: (i) December 31, 2024 or (ii) the date on which Maker consummates an IPO, upon written request from Maker to Payee (each, a “Drawdown Request”). Each Drawdown Request must state the amount to be drawn down, and must not be an amount less than Ten Thousand Dollars ($10,000), unless agreed upon by Maker and Payee. Payee shall fund each Drawdown Request no later than five (5) business days after receipt of a Drawdown Request; provided, however, that the maximum amount of drawdowns collectively under this Note shall not exceed the Maximum Amount. Once an amount is drawn down under this Note, such amount shall not be available for future Drawdown Requests, even if such amount is prepaid. No fees, payments or other amounts shall be due to Payee in connection with, or as a result of, any Drawdown Request by Maker. Notwithstanding the foregoing, all payments shall be applied, first, to payment in full of any costs incurred in the collection of any sum due under this Note, including (without limitation) reasonable attorneys’ fees, and second, to the reduction of the unpaid principal balance of this Note.

4. Application of Payments. All payments shall be applied, first, to payment in full of any costs incurred in the collection of any sum due under this Note, including (without limitation) reasonable attorney’s fees, second, to the payment in full of any late charges, and third, to the reduction of the unpaid principal balance of this Note.

5. Events of Default. The following events shall constitute an event of default (“Event of Default”):

5.1 Failure to Make Required Payments. The failure by Maker to pay the principal amount due pursuant to this Note within five (5) business days of the Maturity Date.

5.2 Voluntary Bankruptcy, Etc. The: (a) commencement by Maker of a voluntary case under any applicable bankruptcy, insolvency, reorganization, rehabilitation or other similar law; (b) consent by Maker to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Maker for any substantial part of its property, (c) making by Maker of any assignment for the benefit of creditors; (d) failure of Maker generally to pay its debts as such debts become due; or (e) taking of any corporate action by Maker in furtherance of any of the foregoing events described in Section 5.2(a) through Section 5.2(d).

5.3 Involuntary Bankruptcy, Etc. The: (a)(i) entry of a decree or order for relief by a court having jurisdiction in the premises in respect of Maker in an involuntary case under any applicable bankruptcy, insolvency or other similar law, (ii) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Maker or for any substantial part of its property, or (iii) ordering of the winding-up or liquidation of Maker’s affairs; and (b) continuance of any such decree, appointment, or order unstayed and in effect for a period of sixty (60) consecutive days.

6. Remedies.

6.1 Upon the occurrence of an Event of Default specified in Section 5.1, Payee may, by written notice to Maker, declare this Note to be due immediately and payable by Maker, whereupon the unpaid principal amount of this Note, and all other amounts payable hereunder, shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, notwithstanding anything contained herein or in the documents evidencing the same to the contrary.

6.2 Upon the occurrence of an Event of Default specified in Section 5.2 and Section 5.3, the unpaid principal balance of this Note, and all other sums payable with regard to this Note, shall automatically and immediately become due and payable by Maker, in all cases without any action on the part of Payee.

7. Waivers. Maker and all endorsers and guarantors of, and sureties for, this Note waive: (a) presentment for payment, demand, notice of dishonor, protest, and notice of protest with regard to this Note; (b) all errors, defects and imperfections in any proceedings instituted by Payee under the terms of this Note; and (c) all benefits that might accrue to Maker by virtue of any present or future laws (i) exempting any property, real or personal, or any part of the proceeds arising from any sale of any such real or personal property, from attachment, levy or sale under execution, or (ii) providing for any stay of execution, exemption from civil process, or extension of time for payment. Maker agrees that any real estate that may be levied upon pursuant to a judgment obtained by virtue hereof or any writ of execution issued hereon, may be sold upon any such writ in whole or in part in any order desired by Payee.

8. Unconditional Liability. Maker hereby waives all notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, and agrees that Maker’s liability shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Payee. Maker consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by Payee with respect to the payment or other provisions of this Note. Maker agrees that additional makers, endorsers, guarantors, or sureties may become parties hereto without either any notice to Maker or any bearing on Maker’s liability hereunder.

9. Notices. All notices, statements or other documents which are required or contemplated by this Note shall be made in writing and delivered: (i) personally or sent by first class registered or certified mail, overnight courier service or facsimile or electronic transmission to the address designated in writing, (ii) by facsimile to the number most recently provided to such party or such other address or fax number as may be designated in writing by such party or (iii) by electronic mail, to the electronic mail address most recently provided to such party or such other electronic mail address as may be designated in writing by such party. Any notice or other communication so transmitted shall be deemed to have been given on the day of delivery, if delivered personally, on the business day following receipt of written confirmation, if sent by facsimile or electronic transmission, one (1) business day after delivery to an overnight courier service or five (5) days after mailing if sent by mail.

10. Construction. THIS NOTE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF.

11. Severability. Any provision contained in this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

12. Trust Waiver. Notwithstanding anything herein to the contrary, Payee hereby waives any and all right, title, interest or claim of any kind (each, a “Claim”) in or to any distribution of or from the trust account established or to be established (the “Trust Account”), in which the proceeds of both the (a) IPO (including the deferred underwriters discounts and commissions) and (b) sale of the warrants to be issued in a private placement to occur at the closing of the IPO are to be deposited, as described in greater detail in the Registration Statement on Form S-1 and prospectus to be filed with the Securities and Exchange Commission in connection with the IPO. Payee hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the Trust Account for any reason whatsoever.

13. Amendment; Waiver. Any amendment hereto or waiver of any provision hereof may be made with, and only with, the written consent of both Maker and Payee.

14. Assignment. No assignment or transfer of this Note or any rights or obligations hereunder may be made by any party hereto (by operation of law or otherwise) without the prior written consent of the other party hereto. Any attempted assignment without the required consent shall be void.

[Signature page follows]

IN WITNESS WHEREOF, Maker, intending to be legally bound hereby, has caused this Note to be duly executed by the undersigned as of the day and year first above written.

STONEBRIDGE ACQUISITION II CORPORATION,
a Cayman Islands exempted company

By:	/s/ Bhargav Marepally
	Name:	Bhargav Marepally
	Title:	Director

[Signature Page to IPO Promissory Note]

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